Exhibit 10.3

                             ASSIGNMENT OF SUBLEASE

     This Assignment of Sublease (the "Assignment") is entered into this 30th day of March, 2001, by and between HORIZON MEDICAL PRODUCTS, INC., a Georgia Corporation (the "Assignor"), VASCUTECH ACQUISITION LLC, a Delaware corporation (the "Assignee"), and IDEAS FOR MEDICINE, INC., formerly known as CryoLife Acquisition Corporation, a Florida corporation (the "Sublessor").

     WHEREAS, Sublessor entered into that certain Commercial Lease Agreement dated March 5, 1997, ("Master Lease") by which Sublessor leased from Secret Promise, Ltd., as successor-in-interest to J. Crayton Pruitt Family Trust u/t/a 9/17/76 ("Landlord"), certain premises ("Premises") located at 3101 37th Avenue North, St. Petersburg, Florida, as more particularly described in Exhibit A attached hereto;

     WHEREAS, Assignor, as Sublessee, entered into that certain Sublease dated October 9, 2000 ("Sublease"), by which Assignor subleased the Premises from Sublessor;

     WHEREAS,   Assignor  entered  into  that  certain  Assignment  of  Sublease
(Sublessee's Interest) dated on or about October 9, 2000 (the "Collateral Assignment") with Bank of America ("BOA");

     WHEREAS, the Master Lease provides that Sublessor may not enter into a sublease or permit any other entity to occupy the Premises without Landlord's prior written approval;

     WHEREAS, the Sublease provides that Assignor may not assign its rights or interests without Sublessor's prior written approval;

     WHEREAS, the Collateral Assignment provides that Assignor may not assign its rights or interests under the Sublease without the prior written consent of BOA; and

     WHEREAS, Landlord and Sublessor have approved and consented to this Assignment pursuant to that certain Consent to Assignment of Sublease of even date herewith.

     NOW, THEREFORE,  for good and valuable consideration by each of the parties
hereto  to  the  other,   the  receipt  and   sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

     1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Sublease and the Premises and Assignee hereby assumes all rights, promises, covenants, conditions and duties under the Sublease to be performed by the subtenant under the Sublease which accrue after the date hereof.

     2. Sublessor does hereby consent to the assignment of the Sublease as provided herein, and hereby acknowledges and agrees that Assignor will not be liable or obligated for the payment of any sums due under the Sublease or the performance of any obligations under the Sublease which accrue after the date

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hereof, and Assignee will not be liable or obligated for the payment of any sums due under the Sublease or the performance of any obligations under the Sublease which accrued prior to the date hereof.

     3.  All  notices,   demands,   requests,   elections,   consents  or  other
communications required or permitted to be given pursuant to the terms of the Sublease shall be addressed as follows:

Sublessor:                 IDEAS for Medicine, Inc.
                           c/o CryoLife, Inc.
                           1655 Roberts Boulevard
                           Kennesaw, Georgia  30144
                           Attn:  Vice president of Finance

with a copy to:            Arnall Golden & Gregory, LLP
                           2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlantic, Georgia  30309-3450
                           Attn:  Clinton D. Richardson, Esq.

Sublessee:                 Vascutech Acquisition LLC
                           164 Middlesex Turnpike
                           Burlington, MA  01803
                           Attn:  Corporate Controller

     4. By execution hereof the parties hereto covenant and warrant, except as herein amended and as amended by the Consent to Assignment of Sublease, the Sublease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein.

     In addition, by execution hereof Assignor hereby represents and warrants to each of Assignee and Sublessor that the Collateral Assignment has been released, satisfied and terminated by BOA on or before the date hereof, and that Assignor has the full right and authority to enter into and consummate this Assignment without notice to, or the consent or approval of, BOA. As a condition precedent to the effectiveness of the release of Assignor from future obligations accruing after the date of this Assignment, Assignor agrees to provide to Assignee and Sublessor a copy of the executed written instrument of release, satisfaction or termination of the Collateral Assignment by BOA in recordable form.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                            Assignor :

                            Horizon Medical Products, Inc.
                            By:   /s/ William E. Peterson, Jr.
                                  --------------------------------------
                            Its:  President
                                  --------------------------------------


                            Assignee:

                            Vascutech Acquisition LLC
                            By:   /s/ David B. Roberts
                                  --------------------------------------
                            Its:  Chief Financial Officer
                                  --------------------------------------

                            Sublessor:

                            IDEAS for Medicine, Inc.
                            By:   /s/ D.A. Lee
                                  --------------------------------------
                            Its:  VP Finance and CFO
                                  --------------------------------------

                      Guarantee of Payment and Performance

     In consideration of the Sublessor's consent to this Assignment of Sublease to Assignee, the undersigned VASCUTECH, INC., a corporation organized and existing under the laws of Delaware and the 100% parent of Assignee (the "Guarantor"), hereby unconditionally guarantees to Sublessor that Assignee will duly and punctually pay or perform all obligations under the Sublease (the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by Assignee of the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that Sublessor first attempt to collect any of the Guaranteed Obligations from Assignee or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations.

     The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Sublessor forthwith upon demand, in funds immediately available to Sublessor, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Sublessor in connection with this Guarantee and the enforcement thereof.

                           VASCUTECH, INC.



                           By: /s/ David B. Roberts
                                   Name: David B. Roberts
                                   Title:  CFO



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